EXHIBIT 1

MEMBERS OF FILING GROUP

V. Prem Watsa

1109519 Ontario Limited

The Sixty Two Investment Company Limited

810679 Ontario Limited

Fairfax Financial Holdings Limited

FFHL Group Ltd.

RiverStone Holdings Limited

RiverStone Insurance Limited

Fairfax (US) Inc.

Zenith National Insurance Corp.

Zenith Insurance Company (U.S. entity)

TIG Insurance Company

Odyssey US Holdings Inc.

Odyssey Re Holdings Corp.

Odyssey Reinsurance Company

Clearwater Select Insurance Company

Newline Holdings UK Limited

Newline Corporate Name Limited

Crum & Forster Holdings Corp.

United States Fire Insurance Company

Advent Capital (Holdings) LTD.

Advent Capital (No. 3) Ltd

Northbridge Financial Corporation

Federated Insurance Company of Canada

Northbridge General Insurance Corporation

Northbridge Personal Insurance Corporation

Zenith Insurance Company (Canadian entity)

Brit Limited

Brit Insurance Holdings Limited

Brit Syndicates Limited

Brit Insurance (Gibraltar) PCC Limited

Fairfax (Barbados) International Corp.

TIG Insurance (Barbados) Limited

Wentworth Insurance Company Ltd.